STOCK PURCHASE AGREEMENT

Date: March 6, 2015

Parties:

“Seller”	Jacob Roth
543 Bedford Ave., Suite 176, Brooklyn, NY 11213

“E-Starts”	E-Starts Money Co.
56 Broad Street, Suite A, Charleston, SC 29401

“Tuorto”	William Tuorto
56 Broad Street, Suite A, Charleston, SC 29401

Premises:

A.	Seller owns 6,783,400 shares of the common stock of Royal Energy Resources, Inc., a Delaware corporation (the “Company”), which represents 78.28% of the outstanding common stock of the Company, and 100,000 shares of the Company’s Series A Preferred Stock, which represents all of the outstanding preferred stock.

B.	E-Starts wishes to purchase 6,778,400 shares of the common stock (the “Common Shares”), and Tuorto wishes to purchase 51,000 shares of the Series A Preferred Stock (the “Preferred Shares”), and Seller wishes to sell said shares on the terms set forth herein. The Common Shares and the Preferred Shares are identified herein collectively as the “Shares.” E-Starts and Tuorto are identified herein collectively as the “Purchasers.”

Agreement:

1.	Purchase of Shares; Deposit.

	(a)	Seller agrees to sell the Common Shares to E-Starts and the Preferred Shares to Tuorto, and the Purchasers agree to purchase the Shares, on the Closing Date.

	(b)	The purchase price for the Shares will be Forty Thousand One Hundred Five Dollars ($40,105) (the “Purchase Price”), which shall be allocated as $39,105 for the Common Shares and $1,000 for the Preferred Shares. In addition, on the Closing Date, E-Starts will loan Two Hundred Three Thousand Five Hundred Ninety-Three Dollars ($203,593) to the Company for the purpose of retiring its debts. At Closing the Company shall issue to E-Starts a demand promissory note in that amount in the form annexed hereto as Appendix A.

	(c)	Prior to this date E-Starts has wired to the account of Robert Brantl, Esq. (the “Escrow Agent”) the sum of Twenty Thousand Dollars ($20,000), which shall serve as a “Deposit” against the Purchase Price. The Escrow Agent shall hold the Deposit in his attorney’s escrow account. The Escrow Agent shall pay the Deposit to the Seller if one of the following conditions occurs:

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i.	If the Shares are purchased on the Closing Date or otherwise pursuant to this Agreement, the Escrow Agent shall pay the Deposit to the Seller, which shall be an offset to Purchasers’ obligation to deliver the Purchase Price on the Closing Date.

ii.	If the Shares are not purchased on the Closing Date due to Purchasers’ failure to satisfy their obligations under Section 2 hereof, then the Escrow Agent shall pay the Deposit to the Seller as liquidated damages.

The Escrow Agent shall return the Deposit to E-Starts if the Agreement otherwise terminates pursuant to Section 5 hereof due to the failure of the Seller to deliver the Seller Deliverables pursuant to Section 2(b) hereof.

2.	Closing.

	(a)	The “Closing Date” will be the first business day on which the conditions set forth in Section 4 are satisfied.

	(b)	On or prior to the Closing Date, Purchaser shall have deposited $366,500 in clear funds into the escrow account maintained by the Escrow Agent. On or prior to the Closing Date, the Seller shall have delivered to the Escrow Agent the following (the “Seller Deliverables”):

i.	certificates for the Common Shares;

ii.	stock powers endorsed in blank and signed by the Seller with a medallion guarantee of the signature;

iii.	all documents deliverable by the sellers pursuant to the stock purchase agreements between E-Starts and Meir Leifer, Tuorto and Yitzhak N. Diamant, and Brian Hughs and Isaac Fisch (the “Minority Shareholder Agreements”);

iv.	releases executed by Robert Brantl, Jacob Roth, Frimet Taub, and BJB Services of any claim against the company in the form attached hereto as Schedule C;

v.	a certification signed by the Seller that on the Closing Date the warranties and representations made by him in this Agreement are true and correct as if made on the Closing Date;

vi.	the resignation of Frimet Taub from all positions as officer and director of the Company, effective on the Closing Date;

vii.	the resignation of the Seller from all positions as officer of the Company, effective on the Closing Date;

viii.	the resignation of the Seller from his position as director of the Company, effective ten business days after the Company mails an information statement on Schedule 14f to its shareholders of record; and

ix.	a resolution of the Board of Directors of the Company electing Tuorto to serve on the Board and as Chief Executive Officer, Chief Financial Officer and Secretary of the Company, effective on the Closing Date.

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	(c)	On the Closing Date, the Escrow Agent shall (i) deliver to the transfer agent for the Company the certificates for the Common Shares and related transfer instruments with instructions to transfer the Common Shares to E-Starts, (ii) deliver to Purchasers the remainder of the Seller Deliverables, and (iii) deliver to the Seller $30,105 (i.e. the Purchase Price less the Retention). On the Closing Date, the Escrow Agent shall also utilize $203,593 to satisfy the ROYE Payables identified on Schedule B hereto.

	(d)	Promptly after the Closing Date, Seller shall deliver to Purchasers all of the books and records of the Company.

3.	Seller’ Warranties. Seller warrants and represents to Purchaser that:

	(a)	Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor in default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. A “Material Adverse Effect” is any event or circumstance that could (a) prevent the Company from conducting any kind of business, or (b) that could result in liability by the Company more than $10,000 greater than the amount already including in the Company’s financial statements.

	(b)	Subsidiaries. The only direct and indirect subsidiaries (the “Subsidiaries”) of the Company are S.C. Golden Carpathan Resources S.R.L. (“SCGCR”), a Romanian corporation and Development Resources Inc. (“DRI”), a Delaware corporation. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

	(c)	No Conflicts. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (a “Lien”) (except as contemplated herein) upon any of the properties or assets of the Seller or the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Seller or the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Seller or the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Seller or the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(d)	Financial Statements. The financial statements of the Company included in the Company’s periodic reports filed with the Securities & Exchange Commission (the “SEC Filings”) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company, including all liabilities and assets of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(e)	Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements included in the SEC Filings: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, but no in event more than $10,000, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate.

(f)	Legal proceedings. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the transaction documents, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Securities and Exchange Commission (the “Commission”) involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Act. No material claims have been made against the Company, its Subsidiaries, or their insurers alleging any personal injury, death or economic damages, punitive or exemplary damages, contribution or indemnification, or any material defects in the Company’s products, or alleging any material failure of the Company’s product or the marketing thereof to meet the requirements of applicable laws and to the knowledge of the Company, no such claim has been threatened.

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(g)	Affiliate Transactions. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than for (i) payment of salary or consulting fees for services rendered, or (ii) reimbursement for expenses incurred on behalf of the Company.

(h)	Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(i)	Registration Rights. No person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(j)	Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

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(k)	Tax Returns. All tax returns required to be filed by or on behalf of the Company have been duly filed on a timely basis and such tax returns were, when filed, true, complete and correct in all material respects. All taxes shown to be payable on such tax returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other taxes are due and payable by the Company with respect to items or periods covered by such tax returns (whether or not shown on such tax returns). The Company has withheld and paid over all taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets with respect to taxes. The provision for taxes, if any, on the books of the Company is adequate for all years not closed by applicable statutes, and for its current fiscal year, and the Seller has no knowledge of any deficiency or additional assessment in connection therewith not provided for on the Company’s books. No audit of the tax returns of or including the Company by a government or taxing authority is in process, threatened or, to the Seller’s knowledge, pending. The Company is not a party to any action or proceeding for assessment or collection of taxes, nor has such event been asserted or threatened against the Company or any assets thereof.

(l)	No General Solicitation. Within the last three years, neither the Company nor any person acting on behalf of the Company has offered or sold any of its securities by any form of general solicitation or general advertising. The Company has offered its securities for sale only to certain “accredited investors” within the meaning of Rule 501 under the Securities Act.

(m)	Environmental Matters. There are, to the Seller’s knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Seller’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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(n)	Capitalization. The total issued and outstanding capital stock of the Company consists of 8,664,609 shares of common stock and 100,000 shares of Series A Preferred Stock. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire any shares of capital stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock, other than such instruments as will be retired at closing by the payments pursuant to Section 2(c) hereof. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this agreement.

(o)	Fees to Brokers, Placement Agents and Others. The Seller or Company has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fees or similar payments by the Company or the Purchasers relating to this agreement or the transactions contemplated hereby. The Seller shall indemnify and hold harmless each of the Purchasers, their employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees.

(p)	Liabilities. The Company has no liabilities other than those that will be satisfied at the Closing, and will have no other liabilities on the Closing Date.

(q)	Accuracy of SEC Filings. The Company’s SEC Filings contain no material misstatement of fact. All information relating to or concerning the Company and the Seller set forth in the SEC Filings is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable laws, rules or regulations, requires public disclosure or announcement by the Company. The Company has not received any comment letter from the Securities and Exchange Commission since February 1, 2012.

(r)	Preferred Shares. The Preferred Shares were never certificated. Transfer to Purchaser of the Common Shares by the Escrow Agent will vest in Purchaser all right, title and interest in the Common Shares, free of liens, claims, encumbrances or any rights of others whatsoever.

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4.	Closing Conditions.

	(a)	The obligations of the Purchasers to purchase the Shares shall be subject to the following conditions:

i.	All representations and warranties made by Seller in Section 3 hereof shall be true and correct on the Closing Date as if such representations and warranties had been made on and as of said Date.

ii.	The Seller shall have delivered to the Escrow Agent the Seller Deliverables.

iii.	Since the date of this Agreement, the Company shall not have suffered a material adverse effect.

iv.	The Escrow Agent shall have received all documents deliverable by the sellers under the Minority Shareholder Agreements.

v.	Seller shall have executed an agreement with the Company providing mutual put and call options exercisable forty-five days after the Closing, pursuant to which, on exercise, Seller shall transfer the remaining 49,000 shares of Series A Preferred Stock to the Company in exchange for title to the Company’s subsidiaries, S.C. Golden Carpathan Resources S.R.L. (“SCGCR”), a Romanian corporation and Development Resources Inc (“DRI”), a Delaware corporation.

vi.	The Purchasers shall be satisfied with their due diligence review of the Company, in their sole discretion.

(b)	The obligations of the Seller to sell the Shares shall be subject to satisfaction by Purchasers of their obligation to deposit funds in escrow pursuant to Section 2(b) hereof and to deposit such amounts as are required under the Minority Shareholder Agreements.

5.	Termination. This Agreement will terminate on March 6, 2015 if the Closing Date has not occurred on or prior to that date. Upon any such termination, each party shall promptly return or destroy all Confidential Information (as defined in Section 9 hereof) obtained from the other party, and neither party shall have any liability or obligation to the other in the event of such a termination, except for their respective obligations with respect to Confidential Information. Except as otherwise set forth in Section 1(c) hereof, upon termination, the Escrow Agent shall return the escrowed funds to E-Starts and the Escrow Agent shall return the Seller Deliverables to the Seller.

6.	Post-Closing Services. Seller agrees that during the period from the Closing Date through April 14, 2015 he shall provide consulting services to facilitate Purchasers’ management of the Company. Such consulting services will include (a) providing information needed for the preparation of the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2015, (b) introducing Tuorto and his affiliates to the Company’s auditors, legal counsel, transfer agent, and other service providers, and (c) assisting Tuorto in gaining access to the Company’s website, OTC Markets Company Profile, Standard & Poors web page, and the like. On April 15, 2015 the Escrow Agent shall pay to Seller a “Consulting Fee” of $2,500 from the escrowed funds, unless the Escrow Agent shall have received written notice from Tuorto of a material breach by Seller of his obligations under this paragraph, in which case Escrow Agent shall retain the Consulting Fee in escrow until he receives directions signed by both Tuorto and Seller or a judgment of a court of competent jurisdiction.

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7.	Retention. Ten Thousand Dollars from the Purchase Price (the “Retention”) will be retained by the Escrow Agent pursuant to this paragraph. During the period ending forty (40) days after the Closing Date, Purchasers may notify Seller and the Escrow Agent in writing of a breach by Seller of any provision hereof. Said notice shall include detailed description of the breach, and a quantification of the amount of loss incurred by Purchasers due to the breach. If Seller provides Escrow Agent with notice agreeing with the Purchasers’ notice, the Escrow Agent shall pay the amount of the claim to Purchasers from the Retention. If Seller does not agree with the claim, the Escrow Agent shall hold the claimed portion of the Retention until he receives directions signed by both Tuorto and Seller or a judgment of a court of competent jurisdiction. Any amount of the Retention against which no claim has been made will be paid by the Escrow Agent to the Seller on the date which is forty days after the Closing Date.

8.	Confidentiality. Neither party will, nor will he permit any of his agents, or representatives to, use for any purpose (other than evaluation of the transactions contemplated hereby) or disclose to any third parties, any “Confidential Information” regarding the other or the business of the other. Confidential Information shall consist of information obtained directly or indirectly from a party to this Agreement in connection with the transactions contemplated herein, but shall not include: (a) any information that already had become or later becomes publicly available; (b) any information that already had been or later is lawfully developed or obtained by the party receiving the information from independent sources; or (c) any information the disclosure of which is required by law. If this Agreement is terminated without consummation of the stock purchase contemplated hereunder, each of the parties agrees to return or destroy all documents (including documents stored in electronic media) containing or reflecting Confidential Information regarding the other and their respective businesses.

9.	Indemnification.

(a)	Survival Period. All representations, warranties, agreements, covenants and obligations made or undertaken by Seller in this Agreement or the transaction documents executed hereunder are (a “Seller Document”), whether specified as such or not, material, have been relied upon by Purchasers, shall survive the Closing hereunder, and shall not merge in the performance of any obligation by any party.

(b)	Indemnification for the Benefit of Purchasers. Subject to the limitations contained in this Article VIII, Seller shall defend, indemnify and hold Purchasers (and after the Closing, the Company), any affiliate of Purchaser (including after the Closing, the Company), and their respective shareholders, directors, officers, employees, counsel, agents, successors and assigns (collectively, the “Purchaser Indemnified Parties”), harmless from and against any and all Losses asserted against, imposed upon or incurred by Purchaser Indemnified Parties, or any of them, by reason of or resulting from, arising out of, based upon or otherwise in respect of:

i.	any breach of or inaccuracy in any representation or warranty of the Seller contained in this Agreement, any Seller Document or any certificate, document or instrument delivered by or on behalf of the Company or any Seller pursuant to this Agreement;

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ii.	any breach of any covenant or obligation of the Seller contained in this Agreement, any Seller Document or any certificate, document or instrument delivered by or on behalf of the Company or any Seller pursuant to this Agreement;

iii.	any and all liabilities of the Seller, and any and all liabilities of the Company arising from activities of the Company prior to the Closing Date.

(c)	Indemnification for the Benefit of Seller. Subject to the limitations contained in this Section 10, the Purchasers shall defend, indemnify and hold Seller and his respective heirs, beneficiaries, successors in interest and assigns (collectively, the “Seller Indemnified Parties”), harmless from and against any and all Losses asserted against, imposed upon or incurred by Seller Indemnified Parties, or any of them, by reason of or resulting from, arising out of, based upon or otherwise in respect of:

i.	any breach of or inaccuracy in any representation or warranty of Purchasers contained in this Agreement, any document executed by the Purchasers or any certificate, document or instrument delivered by or on behalf of Purchaser pursuant to this Agreement;

ii.	any breach of any covenant or obligation of Purchasers contained in this Agreement, any document executed by the Purchasers or any certificate, document or instrument delivered by or on behalf of Purchaser pursuant to this Agreement; and/or

iii.	any and all liabilities of Company that relate to events that first occur after, and are first to be paid or performed after, the Closing Date, and that are not caused by the acts or omissions of Seller or which are not the responsibility of the Seller under Section 10(b) herein.

(d)	Notice. Any party making a claim for indemnification hereunder shall promptly notify the indemnifying party of the claim in writing, describing the claim, the amount thereof, and the basis therefor; provided, that the failure to provide prompt notice shall not relieve the indemnifying party of its indemnification obligations hereunder except to the extent that the indemnifying party is actually prejudiced by the failure to give such prompt notice. The party from whom indemnification is sought shall respond to each such claim within thirty (30) days of receipt of such notice. No action shall be taken pursuant to the provisions of this Agreement or otherwise by the party seeking indemnification until the later of (a) the expiration of the 30 day response period (unless reasonably necessary to protect or preserve the rights of the party seeking indemnification), or (b) thirty (30) days following the termination of the 30 day response period if a response, received within such 30 day period by the party seeking indemnification, requests an opportunity to cure the matter giving rise to indemnification (and, in such event, the amount of such claim for indemnification shall be reduced to the extent so cured within such 30 day cure period). If such demand is based on a claim by a third party, the indemnifying party shall have the right to assume entire control of the defense thereof including, at its own expense, employment of counsel reasonably satisfactory to the indemnified party, and, in connection therewith, the party claiming indemnification shall cooperate fully with the indemnifying party and make available to the indemnifying party all pertinent information under its control. In such event, the indemnifying party shall have the right to settle or resolve any such claim by a third party; provided, that any such settlement or resolution contemplated by the Seller, as the indemnifying party, that involves any action by the Purchasers other than the payment of money (which is paid in full by the Seller) shall not be concluded without the prior written approval of the Purchasers; and, provided further, that any such settlement or resolution contemplated by the Purchasers, as the indemnifying party, that involves any action other than the payment of money (which is paid in full by the Purchasers) shall not be concluded without the prior written approval of the Seller.

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	(e)	Exclusive Remedy. The remedies provided in this Section 10 shall be the exclusive remedies of the parties hereto after the Closing in connection with the transactions contemplated by this Agreement, including without limitation any breach or non-performance of any representation, warranty, covenant or agreement contained herein. No party (and no affiliate of any party) may commence any suit, action or proceeding against any other party hereto with respect to the subject matter of this Agreement, whether in contract, tort or otherwise, except to enforce such party’s express rights under this Section 10.

	(f)	Losses. The term “Losses” shall mean, collectively, any and all direct or indirect demands, claims, payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, causes of action, suits, losses, diminution in the value of assets, damages, liabilities, costs and expenses (including, without limitation, (i) interest, penalties and reasonable attorneys’ fees and expenses, (ii) attorneys’ fees and expenses necessary to enforce rights to indemnification hereunder and (iii) consultants’ fees and other costs of defense or investigation), whether accrued, absolute, contingent, known, unknown or otherwise.

10.	Provisions Concerning Escrow Agent. The Escrow Agent shall perform his obligations hereunder subject to the following provisions.

	(a)	Scope of Duties. The duties of the Escrow Agent shall be entirely administrative in nature, and the Escrow Agent shall have no fiduciary obligation to any party hereto. The Escrow Agent shall be obligated to act only in accordance with written instructions received by him as provided herein, except that the Escrow Agent shall comply with any final and unappealable order, judgment or decree of any court of competent jurisdiction received by him. No implied duties or obligations of any kind shall be read into this Agreement.

	(b)	Limitation on Liability. In performing his duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses except for damages, losses or expenses resulting directly from the willful default, gross negligence or fraud of the Escrow Agent. In no event will the Escrow Agent be liable for any special, consequential or punitive damages.

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(c)	Indemnification of Escrow Agent; Expenses. The Escrow Agent shall not be responsible for initiating any action, claim or proceeding hereunder. The Purchasers and the Seller shall jointly and severally indemnify the Escrow Agent (and his heirs and legal representatives) and hold him and them harmless from and against, any and all losses, damages, liability and expenses, including attorneys fees, incurred by the Escrow Agent in connection with the performance of his duties hereunder, including but not limited to attorneys’ fees and other costs and expenses of defending against any claim of liability (except liability arising out of the Escrow Agent’s fraud, willful default or gross negligence) arising out of this Agreement. The Escrow Agent shall not be obligated to take any legal or other action hereunder which might, in his judgment, involve or cause him to incur any expense or liability unless he shall have been furnished with acceptable indemnification.

(d)	Disputes. In the event of any dispute between the parties, or if any conflicting demand shall be made upon the Escrow Agent, the Escrow Agent shall not be required to determine the same or take any action thereon. Rather, the Escrow Agent may, at his sole option, (a) retain the escrowed funds and the certificates for the Shares in his possession, without liability to anyone, until such dispute shall have been settled or resolved; or (b) file a suit in interpleader for the purpose of having the respective rights of the parties adjudicated, said suit to be filed in New York Supreme Court for Westchester County. The Escrow Agent may, upon initiation of such suit, deposit the funds and Shares with the court and, upon giving notice thereof to the parties, the Escrow Agent shall be fully released and discharged from all further obligations hereunder.

(e)	Waiver. The Purchasers are aware that the Escrow Agent represents Seller as legal counsel. Purchasers agree that the Escrow Agent may carry on such representation in connection with this Agreement and, after the Closing, may represent Seller in connection with his enforcement of this Agreement and in other related or unrelated matters.

11.	Notice. All written notices required hereunder shall be given by email sent to the addresses set forth below the party’s signature on this agreement.

12.	Severability. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision

13.	Amendment and Waiver. This Agreement may be amended, or any provision of this Agreement may be waived only if such amendment or waiver is set forth in a writing executed by all parties hereto. Waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach of this Agreement

14.	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the others.

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15.	Telecopy, Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof

16.	Expenses. Except as paid prior to the date hereof or otherwise specifically provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

17.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding commenced by either party involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York. Each of the parties, by execution of this Agreement, hereby accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

18.	Headings. The subject headings of the sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

19.	Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereto and may be modified only by instruments signed by all of the parties hereto.

20.	Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person or entity, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

21.	Interpretation. Unless the context otherwise requires, words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and the term “including” shall mean by way of example and not by way of limitation.

22.	No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

23.	Further Assurances. The parties hereto agree: (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement.

E-STARTS MONEY CO.

By:
	William Tuorto	JACOB ROTH
	(email: wltuorto@earthlink.net)	(email: roye177@aol.com, with copy to
robertbrantl@earthlink.net)

WILLIAM TUORTO
(email: wltuorto@earthlink.net)

The undersigned agrees to undertake the responsibilities of the Escrow Agent set forth in the foregoing agreement.

ROBERT BRANTL, ESQ.
(email: robertbrantl@earthlink.net)

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SCHEDULE A TO STOCK PURCHASE AGREEMENT

Promissory Note

Date of Issuance: March __, 2015

FOR VALUE RECEIVED, Royal Energy Resources, Inc. promises to pay to E-Starts Money Co. on demand the principal sum of Two Hundred Three Thousand Five Hundred Ninety-Three Dollars ($203,593) with interest at six percent per annum from the Date of Issuance set forth above.

William Tuorto,
CEO of Royal Energy Resources, Inc.

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SCHEDULE B TO STOCK PURCHASE AGREEMENT

ROYE PAYABLES

PAYABLES

Debt for Services:

BJB Services	$25,000
Robert Brantl, Esq.	22,500	$47,500

Loans Payable:

Yitzhak Diamant	$30,000
Meir Leifer	18,000	$48,000

Notes Payable:

Isaac Fisch	$33,785
Isaac Fisch	31,846
Meir Leifer	20,768
Jacob Roth	21,694	$108,093
		$203,593

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SCHEDULE C TO STOCK PURCHASE AGREEMENT

RELEASE OF CLAIMS

In consideration for the payment of $____________, the receipt of which is hereby acknowledged, the undersigned hereby releases the Royal Energy Resources, Inc. (the “Company”) and any of its directors, officers, agents or representatives of and from all manner of action, causes of action, counterclaims or third party actions, controversies, agreements, promises, damages, expenses, claims, monetary demands and other demands whatsoever (whether known or unknown, fixed or contingent) existing in law, in equity, or otherwise, which the undersigned has as of the date of the above-described payment. In the event the undersigned holds a claim based upon a note or written instrument, the undersigned covenants and agrees to destroy the original of such note or instrument, and shall not transfer such note or instrument to a third party. The undersigned represents and warrants that it is the owner and holder of the claims that are described in Schedule B to that Stock Purchase Agreement between Jacob Roth, E.-Starts Money Co. and William Tuorto, and that he/she/it has not assigned, sold, subrogated, pledged or transferred any of such rights or claims. The undersigned agrees to indemnify and hold the Company harmless (including reasonably attorney’s fees) against any claim against the Company arising out of a breach of a representation, warranty or covenant made by the undersigned herein.

Name:
Date:

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